EXHIBIT J

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Audit Fees

     The aggregate fees billed by Ernst & Young for the audit of the annual financial statements of certain series for the fiscal years ended August 31, 2008 and August 31, 2007 and for the review of the financial statements included in the Equity Funds’ regulatory filings were $_________ and $__________, respectively.

     The aggregate fees billed by Ernst & Young for the audit of the annual financial statements of certain series for the fiscal years ended October 31, 2008 and October 31, 2007 and for the review of the financial statements included in the Income Funds’ regulatory filings were $_________ and $__________, respectively.

     The aggregate fees billed by Ernst & Young for the audit of the annual financial statements of certain series for the fiscal years ended March 31, 2008 and March 31, 2007 and for the review of the financial statements included in the Income Funds’ regulatory filings were $_________ and $__________, respectively.

     The aggregate fees billed by Ernst & Young for the audit of the annual financial statements of Neuberger Berman Institutional Cash Fund for the fiscal years ended March 31, 2008 and March 31, 2007 and for the review of the financial statements included in the Neuberger Berman Institutional Cash Fund’s regulatory filings were $_________ and $__________, respectively.

     The aggregate fees billed by Tait Weller for the audit of the annual financial statements of certain series for the fiscal years ended August 31, 2008 and August 31, 2007 and for the review of the financial statements included in the Equity Funds’ regulatory filings were $_________ and $__________, respectively.

     The aggregate fees billed by Tait Weller for the audit of the annual financial statements of certain series for the fiscal years ended October 31, 2008 and October 31, 2007 and for the review of the financial statements included in the Income Funds’ regulatory filings were $_________ and $__________, respectively.

     The aggregate fees billed by Tait Weller for the audit of the annual financial statements of certain series for the fiscal years ended March 31, 2008 and March 31, 2007 and for the review of the financial statements included in the Income Funds’ regulatory filings were $_________ and $__________, respectively.

     The aggregate fees billed by Ernst & Young for the audit of the annual financial statements of Neuberger Berman Institutional Cash Fund for the fiscal years ended March 31, 2008 and March 31, 2007 and for the review of the financial statements included in the Neuberger Berman Institutional Cash Fund’s regulatory filings were $_________ and $__________, respectively.

     The aggregate fees billed by Tait Weller for the audit of the annual financial statements of Neuberger Berman Treasury Fund (formerly, Treasury Portfolio) for the fiscal years ended March 31, 2008 and March 31, 2007 and for the review of the financial statements included in the Neuberger Berman Treasury Fund’s regulatory filings were $_________ and $__________, respectively.

Audit-Related Fees

     The aggregate audit-related fees billed by Ernst & Young for the fiscal years ended August 31, 2008 and August 31, 2007, for performing agreed-upon procedures for the Equity Funds were $_________ and $___________, respectively.

     The aggregate audit-related fees billed by Ernst & Young for the fiscal years ended October 31, 2008 and October 31, 2007, for performing agreed-upon procedures for the Income Funds were $_________ and $___________, respectively.

     The aggregate audit-related fees billed by Ernst & Young for the fiscal years ended March 31, 2008 and March 31, 2007, for performing agreed-upon procedures for the Income Funds were $_________ and $___________, respectively.

     The aggregate audit-related fees billed by Ernst & Young for the fiscal years ended March 31, 2008 and March 31, 2007, for performing agreed-upon procedures for the Neuberger Berman Institutional Cash Fund were $_________ and $___________, respectively.

     The aggregate audit-related fees billed by Tait Weller for the fiscal years ended August 31, 2008 and August 31, 2007, for performing agreed-upon procedures for the Equity Funds were $_________ and $___________, respectively.

     The aggregate audit-related fees billed by Tait Weller for the fiscal years ended October 31, 2008 and October 31, 2007, for performing agreed-upon procedures for the Income Funds were $_________ and $___________, respectively.

     The aggregate audit-related fees billed by Tait Weller for the fiscal years ended March 31, 2008 and March 31, 2007, for performing agreed-upon procedures for the Income Funds were $_________ and $___________, respectively.

     The aggregate audit-related fees billed by Tait Weller for the fiscal years ended March 31, 2008 and March 31, 2007, for performing agreed-upon procedures for the Neuberger Berman Prime Money Fund were $_________ and $___________, respectively.

     The aggregate audit-related fees billed by Tait Weller for the fiscal years ended March 31, 2008 and March 31, 2007, for performing agreed-upon procedures for the Neuberger Berman Treasury Fund were $_________ and $___________, respectively.

Tax Fees

     The aggregate fees billed by Ernst & Young for the fiscal years ended August 31, 2008 and August 31, 2007, for tax compliance, tax advice, and tax planning for the Equity Funds were $_________ and $___________, respectively.

     The aggregate fees billed by Ernst & Young for the fiscal years ended October 31, 2008 and October 31, 2007, for tax compliance, tax advice, and tax planning for the Income Funds were $_________ and $___________, respectively.

     The aggregate fees billed by Ernst & Young for the fiscal years ended March 31, 2008 and March 31, 2007, for tax compliance, tax advice, and tax planning for the Income Funds were $_________ and $___________, respectively.

     The aggregate fees billed by Ernst & Young for the fiscal years ended March 31, 2008 and March 31, 2007, for tax compliance, tax advice, and tax planning for the Neuberger Berman Institutional Cash Fund were $_________ and $___________, respectively.

     The aggregate fees billed by Tait Weller for the fiscal years ended August 31, 2008 and August 31, 2007, for tax compliance, tax advice, and tax planning for the Equity Funds were $_________ and $___________, respectively.

     The aggregate fees billed by Tait Weller for the fiscal years ended October 31, 2008 and October 31, 2007, for tax compliance, tax advice, and tax planning for the Income Funds were $_________ and $___________, respectively.

     The aggregate fees billed by Tait Weller for the fiscal years ended March 31, 2008 and March 31, 2007, for tax compliance, tax advice, and tax planning for the Income Funds were $_________ and $___________, respectively.

     The aggregate fees billed by Tait Weller for the fiscal years ended March 31, 2008 and March 31, 2007, for tax compliance, tax advice, and tax planning for the Neuberger Berman Prime Money Fund were $_________ and $___________, respectively.

     The aggregate fees billed by Tait Weller for the fiscal years ended March 31, 2008 and March 31, 2007, for tax compliance, tax advice, and tax planning for the Neuberger Berman Treasury Fund were $_________ and $___________, respectively.

All Other Fees

     Aggregate fees billed by Ernst & Young during the fiscal years ended August 31, 2008 and August 31, 2007 for other services provided to the Equity Funds were $0 and $0, respectively.

     Aggregate fees billed by Ernst & Young during the fiscal years ended October 31, 2008 and October 31, 2007 for other services provided to the Income Funds were $0 and $0, respectively.

     Aggregate fees billed by Ernst & Young during the fiscal years ended March 31, 2008 and March 31, 2007 for other services provided to the Income Funds were $0 and $0, respectively.

     Aggregate fees billed by Ernst & Young during the fiscal years ended March 31, 2008 and March 31, 2007 for other services provided to the Neuberger Berman Institutional Cash Fund were $0 and $0, respectively.

     Aggregate fees billed by Tait Weller during the fiscal years ended August 31, 2008 and August 31, 2007 for other services provided to the Equity Funds were $0 and $0, respectively.

     Aggregate fees billed by Tait Weller during the fiscal years ended October 31, 2008 and October 31, 2007 for other services provided to the Income Funds were $0 and $0, respectively.

     Aggregate fees billed by Tait Weller during the fiscal years ended March 31, 2008 and March 31, 2007 for other services provided to the Income Funds were $0 and $0, respectively.

     Aggregate fees billed by Tait Weller during the fiscal years ended March 31, 2008 and March 31, 2007 for other services provided to the Neuberger Berman Prime Money Fund were $0 and $0, respectively.

     Aggregate fees billed by Tait Weller during the fiscal years ended March 31, 2008 and March 31, 2007 for other services provided to the Neuberger Berman Treasury Fund were $0 and $0, respectively.

     Aggregate fees billed by Ernst & Young during the fiscal years ended August 31, 2008 and August 31, 2007 for non-audit services to the Equity Funds, NB Management, Neuberger Berman and any entity controlling, controlled by or under common control with NB Management or Neuberger Berman that provides ongoing services to the Equity Funds were $_________ and $_________, respectively.

     Aggregate fees billed by Ernst & Young during the fiscal years ended October 31, 2008 and October 31, 2007 for non-audit services to the Income Funds, NB Management, Neuberger Berman and any entity controlling, controlled by or under common control with NB Management or Neuberger Berman that provides ongoing services to the Income Funds were $_________ and $_________, respectively.

     Aggregate fees billed by Ernst & Young during the fiscal years ended March 31, 2008 and March 31, 2007 for non-audit services to the Income Funds, NB Management, Neuberger Berman and any entity controlling, controlled by or under common control with NB Management or Neuberger Berman that provides ongoing services to the Income Funds were $_________ and $_________, respectively.

     Aggregate fees billed by Ernst & Young during the fiscal years ended March 31, 2008 and March 31, 2007 for non-audit services to the Neuberger Berman Institutional Cash Fund, NB Management, Neuberger Berman and any entity controlling, controlled by or under common control with NB Management or Neuberger Berman that provides ongoing services to the Neuberger Berman Institutional Cash Fund were $_________ and $_________, respectively.

     Aggregate fees billed by Tait Weller during the fiscal years ended August 31, 2008 and August 31, 2007 for non-audit services to the Equity Funds, NB Management, Neuberger Berman and any entity controlling, controlled by or under common control with NB Management or Neuberger Berman that provides ongoing services to the Equity Funds were $_________ and $_________, respectively.

     Aggregate fees billed by Tait Weller during the fiscal years ended October 31, 2008 and October 31, 2007 for non-audit services to the Income Funds, NB Management, Neuberger Berman and any entity controlling, controlled by or under common control with NB Management or Neuberger Berman that provides ongoing services to the Income Funds were $_________ and $_________, respectively.

     Aggregate fees billed by Tait Weller during the fiscal years ended March 31, 2008 and March 31, 2007 for non-audit services to the Income Funds, NB Management, Neuberger Berman and any entity controlling, controlled by or under common control with NB Management or Neuberger Berman that provides ongoing services to the Income Funds were $_________ and $_________, respectively.

     Aggregate fees billed by Tait Weller during the fiscal years ended March 31, 2008 and March 31, 2007 for non-audit services to the Neuberger Berman Prime Money Fund, NB Management, Neuberger Berman and any entity controlling, controlled by or under common control with NB Management or Neuberger Berman that provides ongoing services to the Neuberger Berman Prime Money Fund were $_________ and $_________, respectively.

     Aggregate fees billed by Tait Weller during the fiscal years ended March 31, 2008 and March 31, 2007 for non-audit services to the Neuberger Berman Treasury Fund, NB Management, Neuberger Berman and any entity controlling, controlled by or under common control with NB Management or Neuberger Berman that provides ongoing services to the Neuberger Berman Treasury Fund were $_________ and $_________, respectively.

     The Audit Committee has considered these fees and the nature of the services rendered, and has concluded that they are compatible with maintaining the independence of Ernst & Young and Tait Weller. The Audit Committee did not approve any of the services described above pursuant to the “de minimis exceptions” set forth in Rule 2-01(c)(7)(i)(C) and Rule 2-01(c)(7)(ii) of Regulation S-X. Ernst & Young and Tait Weller did not provide any audit-related services, tax services or other non-audit services to NB Management, Neuberger Berman or any entity controlling, controlled by or under common control with NB Management or Neuberger Berman that provides ongoing services to the Fund that the Audit Committee was required to approve pursuant to Rule 2-01(c)(7)(ii) of Regulation S-X.